Exhibit 10.4

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the "Agreement") made this 15th day of February, 2018

 BETWEEN:

BLOCKCHAIN MINING SUPPLY & SERVICES LTD.
a corporation incorporated under the laws of the Province of Ontario
(the "Vendor")

- and -
RIOT BLOCKCHAIN, INC.
a corporation incorporated under the laws of the State of Nevada
(the "Purchaser")

-and-
ROSEN AND KIRSHEN PROFESSIONAL CORPORATION
a professional corporation incorporated under the laws of the Province of Ontario
(the "Escrow Agent")

RECITALS

WHEREAS pursuant to the provisions of the Asset Purchase Agreement dated as at February 15, 2018 (the "Asset Purchase Agreement"), among the Vendor and the Purchaser, the Purchaser has agreed to purchase from the Vendor certain assets being 3,000 Bitmain Antminer S9 model & 3,000 PSU more fully described on Schedule I to the Asset Purchase Agreement (the "Assets");

AND WHEREAS under the terms of the Asset Purchase Agreement, the sum of SEVEN MILLION ($7,000,000 USD) US DOLLARS of the Purchase Price as defined in the Asset Purchase Agreement (the "Escrow Amount") is to be deposited in an escrow account with the Escrow Agent;

AND WHEREAS the Asset Purchase Agreement provides that the Escrow Agent shall hold and administer the Escrow Amount in accordance with the terms of this Agreement;

AND WHEREAS the execution and delivery of this Agreement is a condition precedent to the obligations under the Asset Purchase Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements set out herein, the parties respectively covenant and agree as follows.

1.	Delivery of Escrow Amount

On February 15, 2018, the Purchaser shall deposit the Escrow Amount in escrow with the Escrow Agent, to be held and administered in accordance with the terms and conditions of this Agreement.

2.	Administration

The Escrow Agent shall hold and safeguard the Escrow Amount, until the Termination Date (as defined below), and shall administer, hold and dispose of such Escrow Amount only in accordance with the terms of this Agreement.

3.	Payment of Escrow Amount

The Escrow Amount shall be payable by the Purchaser to the account of the Escrow Agent (the "Escrow Account") set out in Schedule "A" to this Agreement.

4.	Termination of Escrow Agreement and Release of Funds

The Escrow Funds shall be released from the Escrow Agent to Vendor at such time when the Assets are retrieved by Purchaser from its present location municipally known as 191 Superior Blvd, in the City of Mississauga, Ontario L5T 2L6. Purchaser shall send written notice to the Vendor advising of such date and time when the Assets are retrieved in full. Notwithstanding, the release of the Escrow Amount shall be no more than seven days (7) days from the date of February 15, 2018. If no written notice by Purchaser is sent to Vendor advising of retrieval or if Assets are not physically retrieved within seven (7) days of the February 15, 2018 then on the eighth (8) day the Escrow Funds shall be released from Escrow Agent to the Vendor.

5.	Provisions Regarding the Escrow Agent

5.1    In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any liability for (i) any act or failure to act made or omitted in good faith or (ii) any action taken or omitted in reliance on any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall, in good faith, believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority, provided that the Escrow Agent believed, in good faith, that such forgeries, fraud, or impersonations were genuine and acted without gross negligence or willful misconduct. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith and in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

5.2          If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy. The Escrow Agent is authorized to deposit with the arbitrator or any court of competent jurisdiction, as applicable, all documents and funds held in escrow, except all costs, expenses, charges, and reasonable attorneys' fees incurred by the Escrow Agent due to the action. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

5.3    The Vendor and the Purchaser agree, jointly and severally, to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages and liabilities, including reasonable costs of investigation, attorneys' fees, and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Agreement, including, but not limited to, any litigation arising from this Agreement or involving its subject matter, unless such loss, liability, claim or expense shall have been determined by a court of competent jurisdiction to be a result of the Escrow Agent's gross negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such damages and regardless of the form of action. The obligations to indemnify the Escrow Agent under this section shall survive termination of this Agreement.

6.	General

a.
Notices.  All notices and other communications pertaining to this Agreement shall be in writing and shall be deemed duly to have been given if personally delivered to the other Party or if sent by certified mail, return receipt requested, postage prepaid or by Federal Express, United Parcel or other nationally recognized overnight carrier. All notices or communications between Purchaser and Vendor pertaining to this Agreement shall be addressed to the Vendor at: joekalfa@gmail.com and to the Purchaser at john@riotblockchain.com and to the Escrow Agent at shira@rktaxlaw.com. Either Party may change its notification address by giving written notice to that effect to the other Party in the manner provided herein.

b.
Assignment.  Neither party shall assign, transfer, delegate or subcontract any of its rights or obligations under this Agreement without the prior written consent of the other party. Any purported assignment or delegation in violation of this Section shall be null and void. No assignment or delegation shall relieve the other party of any of its obligations hereunder.

c.
Entire Agreement.  This Agreement, all schedules attached hereto and the Escrow Agreement, is intended as the complete and exclusive statement of the agreement between Purchaser, Vendor, and the Escrow Agent with respect to the subject matter hereof, and supersede all prior agreements and negotiations related thereto.

d.
Modification and Waiver. Neither this Agreement nor any of its provisions may be modified, amended, discharged or terminated except in writing signed by the party against which the enforcement of such modification, amendment, discharge or termination is sought, and then only to the extent set forth in such writing. No failure of a party to insist upon strict performance by the other party of any of the terms and conditions of this Agreement shall constitute or be deemed to be a waiver of any such term or condition, or constitute an amendment or waiver of any such term or provision by course of performance, and each party, notwithstanding any failure to insist upon strict performance, shall have the right thereafter to insist upon strict performance by the other party of any and all of the terms and conditions of this Agreement. Any party may, in its sole and absolute discretion, waive, only in writing, any condition set forth in this Agreement to such party's obligations under this Agreement which is for the sole benefit of the waiving party, in which event the non-waiving party or parties shall be obligated to close the transaction upon all of the remaining terms and conditions of this Agreement.

e.
Governing Law. This Agreement shall be governed for all purposes by the laws of the Province of Ontario. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision contained in this Agreement and any present or future statute or law, ordinance or regulation or judicial ruling or governmental decision with the force of law contrary to which the parties have no legal right to contract, the latter shall prevail, but the provision of the Agreement which is affected shall be limited only to the extent necessary to bring it within the requirements of such law, ruling or decision without invalidating or affecting the remaining provisions of the Agreement.

f.
Severability.  If any portion of this Agreement is held invalid, such invalidity shall not affect the validity of the remaining portions of the Agreement, and the parties will substitute for any such invalid portion hereof a provision which best approximates the effect and intent of the invalid provision.

g.
Counterparts.  Provided that all parties hereto execute a copy of this Agreement, this Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Executed copies of this Agreement may be delivered by facsimile transmission or other comparable means.  This Agreement shall be deemed fully executed and entered into on the date of execution by the last signatory required hereby.

h.
Waiver.  Any waiver by either Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall neither be considered a waiver nor deprive that Party of any right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver must be in writing and signed by the Party to be charged therewith.

i.	Headings. The paragraph titles of this Agreement are for conveniences only and shall not define or limit any of the provisions hereof.

j.	Binding Effect. The provisions hereof shall be binding upon and shall inure to the benefit of Purchaser, Vendor and Escrow Agent, their respective successors, and permitted assigns.

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[SIGNATURES APPEAR ON FOLLOWING PAGES AND ARE SIGNED IN COUNTERPART]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

By the Purchaser

RIOT BLOCKCHAIN, INC.

Per: __________________________
Name:  John O'Rourke
Title:
I have authority to bind the corporation

By the Vendor

BLOCKCHAIN MINING SUPPLY &
SERVICES LTD.

Per: __________________________
Name:  Joe (Yonah) Kalfa
Title:    President
I have authority to bind the corporation

By the Escrow Agent

ROSEN AND KIRSHEN PROFESSIONAL CORPORATION

Per: __________________________
Name:  Jason Rosen
Title:    Partner
I have authority to bind the corporation

Schedule "A"